EXHIBIT 99.1

PRESS RELEASE

HOKU SCIENTIFIC, INC. REPORTS

EXERCISE OF OPTIONS IN U.S. NAVY CONTRACT

For Immediate Release – September 30, 2005

KAPOLEI, Hawaii – Hoku Scientific, Inc. (NASDAQ: HOKU) today announced that the U.S. Navy has officially exercised its two options in the company’s U.S. Navy PEM fuel cell demonstration contract. The total amount of the options is $2.5 million in addition to the $2.1 million already under contract.

“Since the initial contract was awarded in March 2005, Hoku Scientific has met the development milestones for its membrane electrode assemblies on-time and as-expected,” said Charles Combs, director of renewable energy programs for the U.S. Navy’s Naval Air Warfare Center – Weapons Division at China Lake, California, who is the program manager for the U.S. Navy’s contract with Hoku Scientific. “We are eager to move forward with the demonstration of Hoku Scientific’s MEA products in fuel cell systems stationed throughout the Pearl Harbor Naval Station.”

Hoku Scientific concurrently announced that it has exercised the options in its subcontract with IdaTech LLC to provide fully-integrated stationary fuel cell systems incorporating Hoku MEA™ for the U.S. Navy demonstration.

“We are pleased with the initial performance of Hoku MEA in our proprietary fuel cell,” said Claude Duss, president and chief executive officer at IdaTech. “We are now looking forward to the Navy field trials and further validation of fully integrated fuel cell systems incorporating Hoku MEA.”

Hoku Scientific recently announced that it completed the first four milestones in its contract with the U.S. Navy, and that the next steps require the company to manufacture Hoku MEA™ for incorporation into IdaTech’s prototype fuel cell system. Following the successful demonstration of the prototype system, the options exercised by the U.S. Navy require Hoku Scientific and IdaTech to manufacture a total of eleven demonstration-ready fuel cell systems, and to demonstrate ten of these systems for 12 months. The fuel cells will be manufactured by IdaTech to generate net power in excess of one kilowatt from reformed methanol fuel using IdaTech’s fuel processor and fuel cell stack with Hoku MEA™.

“This is an exciting development as we shift our focus towards the production and delivery of our Hoku MEA products,” said Dustin Shindo, chairman of the board of directors, president and chief executive officer at Hoku Scientific. “We look forward to this first public demonstration of our products in IdaTech’s fuel cell systems.”

About Hoku Scientific, Inc.

Hoku Scientific, Inc. designs, develops and manufactures membrane electrode assemblies and non-fluorinated membranes for proton exchange membrane fuel cells.

About IdaTech LLC

IdaTech’s fuel cell solutions are based on a flexible modular design, supporting interchangeable components, which enables IdaTech to accelerate product development incorporating proven components and subsystems into customized configurations. Additionally, IdaTech’s fuel cell solutions incorporate its patented fuel processing technology and operate on a variety of fuels.

IdaTech’s portfolio of fuel cell solutions is based on its proprietary multi-fuel fuel processing technology, its own fuel cell stack and power module, and fuel cell system integration capabilities. With the support of strategic partners, the company’s solutions are being deployed on a global scale for stationary and portable applications. IdaTech is a subsidiary of the Boise, Idaho-based energy and technology holding company IDACORP, Inc. (NYSE:IDA).

Forward-Looking Statements

This press release contains forward-looking statements that involve many risks and uncertainties. These statements relate to our expectations regarding the U.S. Navy field trials, the performance of our Hoku MEA in such trials, our relationship with the U.S. Navy and IdaTech; our future financial performance with respect to the U.S. Navy contract; and objectives of management for future operations. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “can,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions intended to identify forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance, time frames or achievements to be materially different from any future results, performance, time frames or achievements expressed or implied by the forward-looking statements. Given these risks, uncertainties and other factors, you should not place undue reliance on these forward-looking statements. In evaluating these statements, you should specifically consider the risks described in the company’s filings with the Securities and Exchange Commission. Except as required by law, the company assumes no obligation to update these forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

Hoku and Hoku MEA are trademarks of Hoku Scientific, Inc.